Exhibit 10.4

AMENDMENT

To

PURCHASE AGREEMENT

By and Among

SPORTS ENTERTAINMENT ENTERPRISES, INC.,

RONALD S. BORETA,

VASO BORETA,

JOHN BORETA,

BORETA ENTERPRISES LTD.

ASI GROUP LLC,

And

RFX ACQUISITION LLC

THIS AMENDMENT (this “Amendment”) is made as of February 7, 2005 by and among Sports Entertainment Enterprises, Inc., a Colorado corporation (the “Company”), Ronald S. Boreta (“RBoreta”), Vaso Boreta (“VBoreta”), John Boreta (“JBoreta”), Boreta Enterprises Ltd. (“BEL” and, collectively with RBoreta, VBoreta and JBoreta, the “Boreta Parties”), ASI Group LLC (“ASI” and collectively with the Boreta Parties, the “Principal Stockholders” and collectively with BEL and the Company, the “Company Entities”) and RFX Acquisition LLC, a Delaware limited liability company (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Purchaser, the Company and the Principal Stockholders have entered into that certain Purchase Agreement, dated as of December 15, 2004 (the “Purchase Agreement”); and

WHEREAS, the Purchaser, the Company and the Principal Stockholders have agreed to amend the Purchase Agreement as provided herein and desire that such revisions be effective as of the date hereof;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                   Definitions.

Unless otherwise defined herein, capitalized terms used herein which are defined in the Purchase Agreement shall have the respective meanings assigned to such terms in the Purchase Agreement.

SECTION 2.                   Amendments to the Purchase Agreement.

The Purchase Agreement is hereby amended as follows:

A.                                   The first two WHEREAS clauses in the preamble of the Purchase Agreement are hereby deleted in their entirety and replaced with the following two new WHEREAS clauses:

“WHEREAS, the Company proposes to issue to the Purchaser, and Purchaser proposes to acquire from the Company 30,464,072 shares (each a “Share”, and collectively the “Shares”) of Common Stock, no par value per share, of the Company (the “Common Stock”);

WHEREAS, in connection with the transactions contemplated by this Agreement, at the Closing (as defined in Section 1.02), the Company will issue to Purchaser warrants (the “Warrants”) to purchase (i) 6,828,938 shares of Common Stock at an exercise price of $1.00 per share, (ii) 6,828,938 shares of Common Stock at an exercise price of $1.50 per share, and (iii) 6,828,939 shares of Common Stock at an exercise price of $2.00 per share, pursuant to Warrant Agreements (the “Warrant Agreements”) to be entered into by the Company and Purchaser, in the form attached hereto as Exhibit A;”

B.                                     Section 1.01 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following new Section 1.01:

“Purchase of Shares.  Upon the terms and subject to the conditions set forth herein, Purchaser shall purchase from the Company, and the Company shall sell and issue to Purchaser, 30,464,072 shares of Common Stock at a price of $0.10 per share, for an aggregate purchase price (the “Purchase Price”) of $3,046,407.20.”

C.                                     Section 5.25 of the Purchase Agreement is hereby deleted in its entirety.

SECTION 3.                   Effectiveness.

This Amendment shall become effective as of the date first written above when and if the Purchaser, the Company and the Principal Stockholders shall have executed this Amendment.  Upon the effectiveness hereof, all references in the Purchase Agreement to the “Agreement” and each reference in any other document to the Purchase Agreement (regardless of how the Purchase Agreement is defined in such other document) shall mean and be a reference to the Purchase Agreement as amended by this Amendment.

SECTION 4.                   Counterparts.

This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 5.               Governing Law.

All issues and questions concerning the construction, validity, interpretation and enforceability of this Amendment shall be governed by and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

SECTION 6.                   Confirmation of Purchase Agreement.

Except as expressly amended hereby, all of the terms of the Purchase Agreement shall remain in full force and effect and are hereby ratified and confirmed in all respects.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

SPORTS ENTERTAINMENT
ENTERPRISES, INC.

By:	/s/ Vaso Boreta
Name: Vaso Boreta
Title: President

BORETA ENTERPRISES, LTD.

By:	/s/ Ronald S. Boreta
Name: Ronald S. Boreta
Title: Managing Member

/s/ Ronald S. Boreta
Ronald S. Boreta

/s/ Vaso Boreta
Vaso Boreta

/s/ John Boreta
John Boreta

ASI GROUP, LLC

By:	/s/ Perry Rogers
Name: Perry Rogers
Title: Member

RFX ACQUISITION LLC

By:	/s/ Robert F.X. Sillerman
Name: Robert F.X. Sillerman
Title: Managing Member